TO BE EFFECTIVE OCTOBER 18, 2001

                     AMENDMENT OF ARTICLES OF INCORPORATION

                                       OF

                           STRONG MUNICIPAL FUNDS, INC.

         The undersigned Assistant Secretary of the Strong Municipal Funds, Inc. (the "Corporation"), hereby certifies that, in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to redesignate and convert the Corporation's shares of the Strong Short-Term High Yield Municipal Fund's Advisor series shares into Investor series shares.

         "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

`A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.00001 per share. Subject to the following paragraph the authorized shares are classified as follows:

        CLASS                                                SERIES         AUTHORIZED NUMBER OF SHARES
        -----                                                ------         ---------------------------

        Strong Intermediate Municipal Bond Fund              Investor       Indefinite
        Strong Municipal Advantage Fund                      Investor       Indefinite
                                                             Advisor
                                                             Institutional
        Strong Municipal Money Market Fund                   Investor       Indefinite
        Strong Short-Term High Yield Municipal Fund          Investor       Indefinite
        Strong Tax-Free Money Fund                           Investor       Indefinite
        Strong Wisconsin Tax-Free Fund                       Investor       Indefinite'"
                                                             Advisor

         This Amendment to the Articles of Incorporation was adopted by the Board of Directors of the Corporation on July 27, 2001, in accordance with
Section 180.1002, 180.0601, and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required.

         Executed in duplicate this 15th day of October, 2001.

                                                   STRONG MUNICIPAL FUNDS, INC.



                                   By: /s/ Gilbert L. Southwell III
                                    ----------------------------------------
                                 Gilbert L. Southwell III, Assistant Secretary


This instrument was drafted by

Gilbert L. Southwell III
100 Heritage Reserve
Menomonee Falls, WI 53051